Exhibit 21.1 - Subsidiaries of Micro-Integration Corp.


     Name                                                        Jurisdiction
     ----                                                        ------------


     Computer Site, Inc.                                                 Ohio


     Computer One of Ohio, Inc.                                          Ohio


     SuiteOne Computer Services, Inc.                            Pennsylvania


     CompSource, Inc.                                            Pennsylvania